                                                                   Exhibit 10.68

The Promenade at Red Cliff
St. George
Amendment to Agreement

                             AMENDMENT TO AGREEMENT

     THIS AMENDMENT TO AGREEMENT (the "Amendment") is made and entered into as of the 13th of February 2004, by and between THE PROMENADE AT RED CLIFF, a California limited partnership ("Seller") and INLAND WESTERN ST. GEORGE, L.L.C., a Delaware limited liability company and INLAND REAL ESTATE ACQUISITIONS, INC. ("IREA") ("Buyer").

                              W I T N E S S E T H:

     WHEREAS, Seller and Buyer entered into that certain Letter Agreement dated December 17, 2003 as amended (the "Agreement"), for the sale and purchase of the property commonly known as Promenade at Red Cliff Shopping Center located in St. George, Utah, (the "Property").

     Whereas, Buyer and Seller have mutually agreed to amend certain provisions of the Agreement.

     NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

     1. The Purchase Price for the Property is hereby revised from "$19,618,000" to "$19,532,640."
     2. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any and all loss, cost, or claim of expenses incurred by Buyer resulting from a claim by Hollywood Entertainment Corporation under the provisions to its lease dated June 25, 1998 ("Hollywood") for off-set of rent and/or recoverable expenses, as referenced in its estoppel dated February 3, 2003, for reimbursement of overpayment of common area maintenance, insurance and/or real estate tax contributions for the period beginning with calendar year 1998 through calendar year 2003. Seller has not yet provided Hollywood with the common area maintenance, insurance and real estate tax property records for 2003 and Seller hereby covenants and agrees to deliver such property records to Hollywood no later than March 31, 2004.
     3. The terms of this Amendment shall survive the Closing of the transaction between Seller and Buyer.
     4. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall

The Promenade at Red Cliff
St. George
Amendment to Agreement

          constitute one Agreement. Each person executing this Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Amendment. Any counterpart to this Amendment may be executed by facsimile copy and shall be binding on the parties.

     Except as modified herein, the Agreement shall remain unmodified and in full force and effect.

                             Seller:

                             PROMENADE AT RED CLIFF,
                             A California limited partnership

                             By: /s/ Red Cliff Inc.,
                                ---------------------------------
                             Name:  [ILLEGIBLE]
                                  -------------------------------
                             Title: [ILLEGIBLE]
                                   ------------------------------


                             Purchaser:

                             INLAND WESTERN ST. GEORGE, L.L.C.,
                             a Delaware limited liability company

                             By: Inland Western Retail Real Estate Trust, Inc., a Maryland corporation

                             By: /s/ Lou Quilici
                                ---------------------------------
                             Name:   LOU QUILICI
                                  -------------------------------
                             As Its: AUTHORIZE AGENT
                                    -----------------------------

[INLAND (R) LOGO]

INLAND REAL ESTATE ACQUISITIONS, INC.
2901 Butterfield Road
Oak Brook, IL 60523
Phone: (630) 218-4948 Fax: 4935
www.Inlandgroup.com

                                                       REVISED:
                                                       DECEMBER 17, 2003

Day Star Development (Seller)
c/o: Yehuda Netanel
5959 Topanga Canyon, Suite 285
Woodland Hills, CA 91367

       Re:   THE PROMENADE AT RED CLIFF
             ST. GEORGE, UT

Dear Mr. Netanel:

     This letter represents this corporation's offer to purchase the Promenade at Red Cliff Shopping Center with 94,936 net rentable square feet, situated on approximately ________ acres of land, located 250 N. Red Cliffs, St. George, Utah.

     The above property shall include all the land and buildings and common facilities, as well as all personalty within the buildings and common areas, supplies, landscaping equipment, and any other items presently used on the site and belonging to owner, and all intangible rights relating to the property.

     This corporation or its nominee will consummate this transaction on the following basis:

     1. The total purchase price shall be $19,636,000.00 all cash, plus or minus prorations, WITH NO MORTGAGE CONTINGENCIES, to be paid at CLOSING. PURCHASER SHALL HAVE UNTIL FEBRUARY 4, 2004 TO COMPLETE IT'S DUE DILIGENCE AND CLOSING SHALL BE ON FEBRUARY 11, 2004.

          Purchaser shall allocate the land, building and depreciable improvements prior to closing.

     2. Seller represents and warrants (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the above referenced property is leased to the tenants described on Exhibit A on triple net leases covering the building and all of the land, parking areas, reciprocal easements and REA/OEA agreements (if any), for the entire terms and option periods. Any concessions given to any tenants that extend beyond the closing day shall be settled at closing by Seller giving a full cash credit to Purchaser for any and all of those concessions.

     3. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that the property is free of violations, and the interior and exterior structures are in a good state of repair, free of leaks, structural problems, and mold, and the property is in full compliance with Federal, State, City and County ordinances, environmental laws and concerns, and no one has a lease that exceeds the lease term stated in said leases, nor does anyone have an option or right of first refusal to purchase or extend, nor is there any contemplated condemnation of any part of the property, nor are there any current or contemplated assessments.

     4. Seller warrants and represents (TO THE BEST OF THE SELLER'S KNOWLEDGE), that during the term of the leases the tenants and guarantors are responsible for and pay all operating expenses relating to the property on a prorata basis, including but not limited to, real estate taxes, REA/OEA agreements, utilities, insurance, all common area maintenance, parking lot and the building, etc.

THE PROMENADE AT RED CLIFF - ST. GEORGE, UT
REVISED: DECEMBER 21, 2003

          Prior to closing, Seller shall not enter into or extend any agreements without Purchaser's approval and any contract presently in existence not accepted by Purchaser shall be terminated by Seller. Any work presently in progress on the property shall be completed by Seller prior to closing.

     5. Ten (10) days prior to closing Seller shall furnish Purchaser with estoppel letters acceptable to Purchaser from all tenants, guarantors, and parties to reciprocal and/or operating easement agreements, if applicable.

     6. Seller is responsible for payment of any LEASING BROKERAGE FEES or commissions which are due any leasing brokers for the existing leases stated above or for the renewal of same.

     7. This offer is subject to Seller supplying to Purchaser prior to closing a certificate of insurance from the tenants and guarantors in the form and coverage acceptable to Purchaser for the closing.

     8. Seller shall supply to Purchaser 10 days prior to closing, and Seller shall pay for at closing, a certificate which must be acceptable to Purchaser from a certified hygienist for environmental concerns that there is no asbestos, PCBs, or hazardous substance in the buildings and on the property; in other words, a Level 1 environmental audit (and Level 2 audit, if required).

     9. The above sale of the real estate shall be consummated by conveyance of a full warranty deed from Seller to Purchaser's designee, with the Seller paying any city, state, or county transfer taxes for the closing, and Seller agrees to cooperate with Purchaser's lender, if any, and the money lender's escrow.

     10. The closing shall occur through Chicago Title & Trust Company, in Chicago, Illinois with Nancy Castro as Escrowee, ON FEBRUARY 4, 2004, at which time title to the above property shall be marketable; i.e., free and clear of all liens, encroachments and encumbrances, and an ALTA form B owner's title policy with complete extended coverage and required endorsements, waiving off all construction, including 3.1 zoning including parking and loading docks, and insuring all improvements as legally conforming uses and not as non-conforming or conditional uses, paid by Seller, shall be issued, with all warranties and representations being true now and at closing and surviving the closing, and each party shall be paid in cash their respective credits, including, but not limited to, security deposits, rent and expenses, with a proration of real estate taxes based (at Purchaser's option) on the greater of 110% of the most recent bill or latest assessment, or the estimated assessments for 2002 and 2003 using the Assessor's formula for these sales transactions, with a later reproration of taxes when the actual bills are received. At closing, no credit will be given to Sellers for any past due, unpaid or delinquent rents.

     11. This offer is subject to Purchaser, prior to closing, RECEIVING an appraisal of the property prepared by an MAI or other qualified appraiser, acceptable to Purchaser or Purchaser's lender, if any, all at PURCHASER'S cost NOT TO EXCEED $4,000.00.

     12. Neither Seller (Landlord) or any CURRENT tenant and guarantor shall be in default on any lease or agreement at closing, nor is there any threatened or pending litigation.

     13. Seller warrants and represents that he has paid all unemployment taxes to date.

     14. Prior to closing, Seller shall furnish to Purchaser copies of all guarantees and warranties which Seller received from any and all contractors and sub-contractors pertaining to the property. This offer is subject to Purchaser's satisfaction that all guarantees and warranties survive the closing and are assignable and transferable to any titleholder now and in the future.

THE PROMENADE AT RED CLIFF - ST. GEORGE, UT
REVISED: DECEMBER 21, 2003

     15. This offer is subject to the property being 100% occupied at the time of closing, with all tenants occupying their space, open for business, and paying full rent, including CAM, tax and insurance current, as shown on Exhibit A attached. Other than the existing 3,019 square feet.

     16. Seller shall be responsible for payment of a real estate brokerage commission, as per their agreement, to NAI Utah & Hudson Jones Said commission shall be paid through the closing escrow.

     17. Fifteen (15) days prior to closing, Seller must provide the title as stated above and a current Urban ALTA/ACSM spotted survey in accordance with the minimum standard detail requirements for ALTA/ACSM Land Title surveys jointly established and adopted by ALTA and ACSM in 1999 and includes all Table A optional survey responsibilities and acceptable to Purchaser and the title company.

     18. Seller agrees that prior to closing it shall put all vacant spaces into rentable condition and ready for a new tenant to occupy immediately in accordance with all applicable laws, codes, etc., including all requirements for a certificate of occupancy for said space.

     19. Seller agrees to immediately make available and disclose all information that Purchaser needs to evaluate the above property, including all inducements, abatements, concessions or cash payments given to tenants, and for CAM, copies of the bills. Seller agrees to cooperate fully with Purchaser and Purchaser's representatives to facilitate Purchaser's evaluations and reports, including at least a one-year audit of the books and records of the property. SAID AUDIT SHALL BE AT PURCHASER'S EXPENSES.

     20.

     This offer is, of course, predicated upon the Purchaser's review and written approval of the existing leases, new leases, lease modifications (if any), all tenant correspondence, REA/OEA agreements, tenants' and guarantors' financial statements, sales figures, representations of income and expenses made by Seller, site inspection, environmental, appraisal, etc., and at least one year of audited operating statements on said property is required that qualify, comply with and can be used in a public offering.

     If this offer is acceptable, please sign the original of this letter and initial each page, keeping copies for your files and returning the original to me by DECEMBER 29, 2003.

                                          Sincerely,

ACCEPTED:                                 INLAND REAL ESTATE ACQUISITIONS, INC.
                                          or nominee
By:
       ----------------------------
Date:                                     /s/ Lou Quilici
       ----------------------------       ---------------------------------
                                          Lou Quilici
                                          Senior Vice President


                                          /s/ G. Joseph Cosenza
                                          ---------------------------------
                                          G. Joseph Cosenza
                                          Vice Chairman

                             PROMENADE AT RED CLIFF
                                   "EXHIBIT A"

                             PROMENADE AT RED CLIFF
                                Jan. 04 rent roll

                                                                                 CURRENT LEASE TERM
                                               ANNUAL        RENT P/     -----------------------------------
           TENANTS                 S.F.       BASE RENT      S.F. P/YR   COMMENCEMENT DATE   EXPIRATION DATE
------------------------------------------------------------------------------------------------------------
OLD NAVY                          19,317   $    266,568.00   $   13.80   December'03        November '08
STAPLES                           22,959   $    258,750.00   $   11.27   June '07            May '12
COLDSTONE CREAMERY                 1,173   $     32,844.00   $   28.00   September '03       August '08
QUIZNOS                            1,424   $     30,216.00   $   21.22   February '99        January 31 '09
COUNTRY CLUTTER                    1,464   $     36,600.00   $   25.00   August '03          July '08
9 MONTHS & BEYOND                    508   $     15,550.00   $   30.61   July '03            June '08
DURANGO GRILL                      2,693   $     75,404.00   $   28.00   March '03           February '08
THOMPSON SMOKEHOUSE                1,365   $     39,585.00   $   29.00   November '03        October '08
SAMURAI 21                         4,057   $     99,315.00   $   24.50   Dec 3, 2003         Dec. 2, 2008
SUPERCUTS                          1,030   $     24,720.00   $   24.00   March '03           February '08
VITAMIN WORLD                      1,291   $     26,880.00   $   20.82   July '02            June '07
FRANKLIN COVEY                     1,206   $     30,150.00   $   25.00   January '03         December '04
PANDA EXPRESS (Base Rent)          1,513   $     36,312.00   $   24.00   December '99        December '05
PANDA EXPRESS (Percentage Rent)            $     22,800.00
SALLY BEAUTY SUPPLY                1,204   $     22,876.00   $   19.00   July '02            June '07
COSMO NAILS                        1,047   $     25,128.00   $   24.00   July '02            July '07
GEN X CLOTHING                     7,816   $    129,001.00   $   16.50   July '02            June '07
PENDING                            3,019   $     72,456.00   $   24.00
PAPA JOHN'S                        1,347   $     35,022.00   $   26.00   January '03         December '07
2 FAT GUYS PIZZA                   4,236   $     91,074.00   $   21.50   March '04           March '09
HOLLYWOOD ENTERTAINMENT            6,220   $    122,328.00   $   19.67   January '97         December '06
BIG 5                             10,058   $    125,352.00   $   12.46   June '97            June '07

                             PROMENADE AT RED CLIFF
                                   "EXHIBIT A"

TOTALS                            94,947   $  1,618,931.00